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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 16, 2002

Gateway, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-22784 (Commission File Number)	42-1249184 (IRS Employer Identification No.)

14303 Gateway Place, Poway, CA 92064
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: 858-848-3401

Item 5.    Other Events.

        On September 16, 2002, Gateway, Inc. (the "Company"), issued a press release announcing the appointment of Roderick L. Sherwood III to the position of Senior Vice President & Chief Financial Officer of the Company with an anticipated effective date of October 1, 2002. At the same time, the Company announced that Joseph Burke, currently Senior Vice President & Chief Financial Officer, would take a new assignment as Senior Vice President, Business Development. A copy of the press release is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

        Mr. Sherwood served since August 2000 as Executive Vice President and Chief Financial Officer of Opsware Inc. (formerly Loudcloud, Inc.) an Internet infrastructure services company, where he led all financial and administrative aspects of the company. Before that, he was Senior Vice President and Chief Financial Officer of BroadStream Corporation, a broadband wireless communications company, from July 1999 to August 2000. From February 1998 to June 1999, Mr. Sherwood was President of the Spaceway broadband services business at Hughes Electronics Corporation and Senior Vice President and General Manager of Spaceway at Hughes Network Systems, a subsidiary of Hughes Electronics. From May 1997 to January 1998, Mr. Sherwood was Executive Vice President of DIRECTV International at Hughes Electronics. Mr. Sherwood previously occupied various financial positions at Hughes Electronics and Chrysler Corporation over a fifteen-year period.

        Mr. Sherwood will receive an executive compensation package at the company including base salary and incentive compensation in addition to a cash sign-on bonus, an initial stock option grant, and relocation assistance package.

        Mr. Sherwood earned a bachelor of arts degree in economics with honors from Stanford University and a masters of business administration from the Harvard Graduate School of Business.

Item 7.    Financial Statements and Exhibits

        99    Press Release dated September 16, 2002 attached hereto.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 17, 2002

GATEWAY, INC.
By:	/s/ JAVADE CHAUDHRI Javade Chaudhri Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99	Press Release of the Company, dated September 16, 2002

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SIGNATURE
EXHIBIT INDEX